Exhibit 99.1

Lesaka and Bank Zero Merge Ambitions in Landmark Transaction

JOHANNESBURG, June 26, 2025 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) ("Lesaka" or "the group") today announced that its wholly-owned subsidiary, Lesaka Technologies Proprietary Limited, has entered into an agreement to acquire (directly and indirectly) 100% of the issued ordinary shares of Bank Zero Mutual Bank ("Bank Zero"). The acquisition consideration will be settled through a combination of newly issued shares - such that the shareholders of Bank Zero will own approximately 12% of Lesaka's fully diluted shares at the time of completion of the proposed transaction - and up to ZAR 91 million ($5.1 million) in cash. All amounts translated at the closing rate of $1: ZAR 17.75 as of June 25, 2025.

The proposed transaction is subject to the satisfaction of customary closing conditions as well as regulatory approvals ordinarily required of a transaction of this nature, including approval from the Prudential Authority, a division of the South African Reserve Bank, Competition Commission approval and Exchange Control approval.

Introduction to Bank Zero

Bank Zero is a South African digital bank built on modern technology and a zero-fee banking model, offering both retail and commercial banking services to its customers. Founded in 2018, Bank Zero seeks to provide a better banking experience for its customers, offering a secure, app-driven platform designed to give individuals and businesses greater control, transparency, and cost-efficiency in managing their money. As at the end of April 2025, Bank Zero had a deposit base in excess of ZAR 400 million, and more than 40,000 funded accounts across South Africa.

Strategic rationale

The transaction marks another key milestone in Lesaka's journey to build a vertically integrated fintech platform. The combination of Bank Zero's digital banking infrastructure and its operational banking license, together with Lesaka's fintech and distribution platform, is intended to transform the way Lesaka is able to conduct business in the future, offering key financial, strategic and regulatory benefits, including:

(i) better end-to-end servicing of Lesaka's customer base through a full suite of banking services,

(ii) unlocking meaningful synergies and new opportunities for the group,

(iii) accelerating product innovation and streamlining operations across Lesaka's Consumer, Merchant and Enterprise Divisions,

(iv) enabling a transformative shift in the financial profile of Lesaka, and

(v) empowering the combined group to deliver greater value to consumers and businesses across South Africa.

Lesaka expects the transaction to support a more optimized balance sheet in the future, allowing the group to finance the existing and continued growth in lending books through customer deposits, driving stronger lending unit economics. In addition, the reduction in the use of bank debt in the group's Consumer and Merchant Divisions will assist in a deleveraging of Lesaka's gross debt.  Post completion, and subject to regulatory approval, Lesaka could achieve more than ZAR 1.0 billion reduction in gross debt.

Transaction consideration and terms

The proposed transaction was agreed based on an assumed Lesaka share price of ZAR 88.26 ($4.97) and the current fully diluted share count.  The transaction consideration of an approximate 12% stake in Lesaka (approximately ZAR 1,000 million ($56.3 million), together with up to ZAR 91 million ($5.1 million) in cash) implies a transaction consideration of up to ZAR 1,091 million for the acquisition of Bank Zero. If the actual share price at the time of completion exceeds the assumed share price, the amount of cash consideration would increase with a corresponding decrease in stock consideration.

Lesaka expects the transaction to be accretive to its shareholders, with Bank Zero expected to be profitable in the fiscal year following completion of the transaction. Further details with respect to the financial metrics of the proposed transaction will be made available during the publication of Lesaka's results for the fiscal year ended June 30, 2025, which are expected to be on or about September 4, 2025.

Changes to Lesaka shareholding and board

Upon completion of the proposed transaction, the selling shareholders of Bank Zero - which include Michael Jordaan (Chairman of Bank Zero), Yatin Narsai (CEO of Bank Zero), and other key members of the Bank Zero will collectively hold an approximate 12% stake in Lesaka. Bank Zero sellers will be subject to regulatory and contractual lockups ranging from between 18 and 36-months post-completion, depending on the seller.

Following completion of the transaction, Michael Jordaan will join the Lesaka Board of Directors, while Yatin Narsai will continue as CEO of Bank Zero. The broader Bank Zero leadership team will remain in their current roles, ensuring continuity and integration.

Michael Jordaan - Chairman

Michael Jordaan is the Chairman and co-founder of Bank Zero. He has over 20 years' experience in financial services, including ten years spent at First National Bank ("FNB") where he served as its Chief Executive Officer.

Yatin Narsai - Chief Executive Officer

Yatin Narsai is the Chief Executive Officer and co-founder of Bank Zero. He spent over 15 years at FNB where he served as the Chief Executive Officer of FNB's Retail Bank.

Commenting on the transaction, Lesaka Chairman Ali Mazanderani, said: "The acquisition of Bank Zero is a transformative event in Lesaka's journey, enabling us to better serve our consumers, merchants and enterprise clients by embedding a trusted, well-engineered neobank capability into our fintech platform.  I am delighted to welcome the Bank Zero team to Lesaka as partners."

Chairman of Bank Zero, Michael Jordaan, said: "This transaction reflects a strategic partnership underpinned by long-term alignment, which will result in the continued involvement of all Bank Zero founders and management. Our belief in the combined platform's future is clear and we see strong symmetry in our vision. There is a strong international precedent for fintechs that have acquired banking capabilities to deliver more integrated, compliant and capital-efficient financial services. We are confident that the synergies between our digital banking infrastructure and Lesaka's fintech reach will create sustainable value for all stakeholders."

Yatin Narsai, CEO of Bank Zero, said: "Bank Zero was built from the ground up to deliver a secure, digital-first banking experience that puts control back in the hands of customers. Our focus has always been on using technology to remove friction, lower costs, and challenge legacy banking norms. Joining forces with Lesaka allows us to accelerate that mission at scale - reaching more customers, faster - while staying true to the principles that define who we are. It represents a critical step for Lesaka and Bank Zero in realizing new revenue streams, improving capital efficiency and unlocking synergies across our ecosystem."

Advisors

Financial advisor to Lesaka: Rand Merchant Bank (a division of FirstRand Bank Limited).

Legal advisors to Lesaka: Webber Wentzel & Rouse

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company driven by a purpose to provide financial services and software to Southern Africa's underserviced consumers and merchants. We offer an integrated and holistic multiproduct platform that provides transactional accounts, lending, insurance, merchant acquiring, cash management, software and Alternative Digital Payments ("ADP"). By providing a full-service fintech platform in our connected ecosystem, we facilitate the digitization of commerce in our markets.

Lesaka has a primary listing on NASDAQ (NASDAQ:LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka™).

About Bank Zero (www.bankzero.co.za)

Bank Zero is a South African digital bank built on modern technology and a zero-fee banking model. Launched to provide a better banking experience, Bank Zero offers a secure, app-driven platform designed to give individuals and businesses greater control, transparency, and cost-efficiency in managing their money. Founded by a team of seasoned banking and technology leaders, Bank Zero is reimagining banking for a digital-first world.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2024 and our Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC, as well as other documents Lesaka has filed or will file with the SEC. With respect to the proposed acquisition of Bank Zero, additional factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the sale and purchase agreement relating to the proposed acquisition; (2) the ability to satisfy all conditions to completion of the proposed acquisition, including obtaining regulatory and prudential authority licensing approvals; (3) unexpected costs, charges or expenses resulting from the transaction; (4) the disruption of management's attention from our ongoing business operations due to the proposed acquisition; (5) changes in the financial condition of the markets that Bank Zero serves; (6) risks associated with the renegotiation of existing supplier and sponsor arrangements which could impact on timing of intended synergies; (7) the challenges, risks and costs involved with integrating the operations of Bank Zero into Lesaka, including the ability of Bank Zero to achieve profitability; and (8) Lesaka's ability to realize the anticipated benefits of the proposed acquisition, including any reduction in gross debt and any expected earnings accretion. Lesaka assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations and Media Relations Contacts:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

Media Relations Contact:

Ian Harrison

Email: Ian@thenielsennetwork.com